Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

John P. McBride, President and Chief Executive Officer of West End Indiana Bancshares, Inc., (the “Company”) and Shelley D. Miller, Executive Vice President and Chief Financial Officer of the Company, each certify in their capacity as an officer of the Company that they have reviewed the quarterly report on Form 10-Q for the quarter ended June 30, 2014 (the “Report”) and that to the best of their knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 13, 2014	/s/ John P. McBride
John P. McBride
President/Chief Executive Officer and Chairman of the Board

Date: August 13, 2014	/s/ Shelley D. Miller
Shelley D. Miller
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.